Exhibit 99.1

FOR IMMEDIATE RELEASE

June 5, 2014

Contact:	JoAnne Coy, Vice President
Corporate Communications 253-305-1965

Columbia Banking System welcomes Betsy Whitehead Seaton

to its Board of Directors

Tacoma, Washington – William Weyerhaeuser, Chairman of the Board of Columbia Banking System, (NASDAQ OMX: COLB) the parent company of Columbia Bank, announced that Betsy Whitehead Seaton joined the Board of Directors effective May 30, 2014.

“We are delighted to welcome Betsy Seaton to our board.” said Mr. Weyerhaeuser. “We are fortunate to add a business leader with her depth of experience in strategic planning and corporate development to our team of board members.”

Ms. Seaton has broad experience in business leadership, change management, strategic development, mergers and acquisitions, and enterprise risk management. She served as Vice President of Strategic Planning and Corporate Development for Weyerhaeuser Company, based in Federal Way, Washington, from 2008 to 2014. Her career at Weyerhaeuser spanned over twenty years, and included leadership positions in strategic planning and project management. She has also served as Principal and Consultant for Boston Consulting Group based in Chicago and Los Angeles, a global management consulting firm.

A resident of Mercer Island, Washington, Ms. Seaton is a graduate of Princeton University and earned an M.B.A. and a J.D. degree from the University of Chicago, and is a member of the California Bar. She contributes to her community through a variety of not-for-profit organizations, focused on homelessness and healthcare.

About Columbia

Headquartered in Tacoma, Washington, Columbia Banking System, Inc. is the holding Company of Columbia State Bank, a Washington state-chartered full-service commercial bank, with 139 branches throughout Washington and Oregon. For the seventh consecutive year, the bank was named in 2013 as one of Puget Sound Business Journal’s “Washington’s Best Workplaces.”

More information about Columbia can be found on its website at www.columbiabank.com.

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Note Regarding Forward-Looking Statements

This news release includes forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These forward looking statements describe Columbia’s management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, continued success of Columbia’s style of banking and the strength of the local economy. The words “will,” “believe,” “expect,” “intend,” “should,” and “anticipate” and words of similar construction are intended in part to help identify forward looking statements. Future events are difficult to predict, and the expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in Columbia’s filings with the Securities and Exchange Commission, available at the SEC’s website at www.sec.gov and the Company’s website at www.columbiabank.com, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q, factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (1) local, national and international economic conditions may be less favorable than expected or have a more direct and pronounced effect on Columbia than expected and adversely affect Columbia’s ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) changes in interest rates may reduce interest margins more than expected and negatively affect funding sources; (3) projected business increases following strategic expansion or opening or acquiring new branches may be lower than expected; (4) costs or difficulties related to the integration of acquisitions may be greater than expected; (5) competitive pressure among financial institutions may increase significantly; and (6) legislation or regulatory requirements or changes may adversely affect the businesses in which Columbia is engaged. We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The factors noted above and the risks and uncertainties described in our SEC filings should be considered when reading any forward-looking statements in this release.